[EXECUTION COPY]




                       CONSTRUCTION AGENCY AGREEMENT


                         dated as of May 10, 1996


                                  between


                               HANCOCK BANK,
                      not in its individual capacity,
                   except as expressly provided herein,
                           but solely as Trustee


                                    and


                  BL DEVELOPMENT CORP., as Construction Agent.











                             TABLE OF CONTENTS


Section                                                                Page


                                 ARTICLE I

                                DEFINITIONS

1.1.         Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .2

                                ARTICLE II

            APPOINTMENT OF CONSTRUCTION AGENT; AUTHORITY; TERM

2.1.         Appointment of Construction Agent . . . . . . . . . . . . . .2
2.2.         Acceptance of Appointment . . . . . . . . . . . . . . . . . .2
2.3.         Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
2.4.         Scope of Authority. . . . . . . . . . . . . . . . . . . . . .3
2.5.         No Construction Agency Fee. . . . . . . . . . . . . . . . . .5
2.6.         Delegation; Construction Documents. . . . . . . . . . . . . .5

                                ARTICLE III

                      COVENANTS OF CONSTRUCTION AGENT

3.1.         Completion of Construction. . . . . . . . . . . . . . . . . .6
3.2.         Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
3.3.         Casualty; Non-Casualty Loss . . . . . . . . . . . . . . . . .6
3.4.         Construction Documents. . . . . . . . . . . . . . . . . . . .8
3.5.         Construction Documents; Security Agreement and Collateral
               Assignment of Primary Construction Contract . . . . . . . .8
3.6.         Environmental Matters . . . . . . . . . . . . . . . . . . . .9
3.7.         Other Covenants of Construction Agent . . . . . . . . . . . .9

                                ARTICLE IV

                             PAYMENT OF FUNDS

4.1.         Funding of Hotel Costs. . . . . . . . . . . . . . . . . . . 10

                                 ARTICLE V

                   CONSTRUCTION AGENCY EVENTS OF DEFAULT

5.1.         Construction Agency Events of Default . . . . . . . . . . . 10
5.2.         Survival. . . . . . . . . . . . . . . . . . . . . . . . . . 12
5.3.         Remedies; Remedies Cumulative . . . . . . . . . . . . . . . 12

                                ARTICLE VI

                               MISCELLANEOUS

6.1.         Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.2.         Successors and Assigns. . . . . . . . . . . . . . . . . . . 12
6.3.         GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . 13
6.4.         Amendments and Waivers. . . . . . . . . . . . . . . . . . . 13
6.5.         Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 13
6.6.         Severability. . . . . . . . . . . . . . . . . . . . . . . . 13
6.7.         Headings and Table of Contents. . . . . . . . . . . . . . . 13
6.8.         Limitations of Recourse . . . . . . . . . . . . . . . . . . 13
6.9.         Knowledge of Trustee and Bank . . . . . . . . . . . . . . . 14



EXHIBIT A           Form of Security Agreement and Collateral
                    Assignment of Construction Documents

EXHIBIT B           Form of Acknowledgment of and Consent to Security Agreement
                    and Collateral Assignment of Primary
                    Construction Contract




                       CONSTRUCTION AGENCY AGREEMENT


     THIS CONSTRUCTION AGENCY AGREEMENT (as amended and supplemented from time to time, this "Construction Agency Agreement"), dated as of May 10, 1996, is entered into by and between HANCOCK BANK, not in its individual capacity except as expressly set forth herein but solely as Trustee ("Trustee"), and BL DEVELOPMENT CORP., a Minnesota corporation (in its capacity as construction agent, "Construction Agent").


                           W I T N E S S E T H:

     WHEREAS, Construction Agent, as lessee ("Lessee") and Trustee, as lessor, are parties to (i) that certain Lease Agreement and Deed of Trust dated as of even date herewith (as amended, supplemented or otherwise modified from time to time pursuant thereto, "Lease") pursuant to which, among other things, Lessee has agreed to lease from Trustee, and Trustee has agreed to lease to Lessee, Trustee's interest in the Hotel and (ii) that certain Participation Agreement pursuant to which Trustee and the Lenders will fund Hotel Costs; and

     WHEREAS, subject to the terms and conditions hereof, (i) Trustee and Agent desire that Construction Agent act as Construction Agent for the benefit of Trustee and each Lender for the design, engineering, identification, acquisition, construction, installation, testing and placement into service of the Hotel in accordance with the Construction Documents and the Plans and Specifications and pursuant to the Lease, and (ii) Construction Agent desires, for the benefit of Trustee and each Lender, to cause the Hotel to be designed, engineered, identified, acquired, constructed, installed, tested and placed into service in accordance with the Construction Documents, the Plans and Specifications and this Construction Agency Agreement and pursuant to the Lease, in each case in accordance with the terms herein set forth;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Defined Terms. Capitalized terms used but not otherwise defined in this Construction Agency Agreement shall have the meanings set forth in Appendix 1 to the Participation Agreement (as defined in the Lease).


                                   ARTICLE II

            APPOINTMENT OF CONSTRUCTION AGENT; AUTHORITY; TERM

     SECTION 2.1. Appointment of Construction Agent. Pursuant and subject to the terms and conditions set forth herein and in the Participation Agreement and the other Operative Documents, Trustee hereby irrevocably designates and appoints Construction Agent as its exclusive agent to act on Trustee's behalf for the design, engineering, identification, acquisition, construction, installation, testing and placement into service of the Hotel.

     SECTION 2.2. Acceptance of Appointment. Construction Agent hereby unconditionally and irrevocably accepts the designation and appointment as Construction Agent for the purposes set forth in Section 2.1. Construction Agent agrees to perform its duties and obligations as set forth in this Construction Agency Agreement.

     SECTION 2.3. Term. This Construction Agency Agreement shall commence on the date hereof and shall terminate upon the first to occur of:

          (a) payment by Lessee of the Lease Balance together with all other amounts due and owing under the Operative Documents and termination of the Lease in accordance with Article V of the Lease;

          (b) termination of this Construction Agency Agreement pursuant to
     Article V;

          (c) the occurrence of the Completion Date; or

          (d) by mutual agreement of Construction Agent and Trustee; provided, Trustee's agreement shall be subject to the requirements of Section 9.5 of the Participation Agreement.

     SECTION 2.4. Scope of Authority.

          (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, Trustee hereby expressly authorizes Construction Agent, or any agent or contractor of Construction Agent, and Construction Agent unconditionally agrees, for the benefit of Trustee, to take or cause to be taken all action necessary or desirable for the performance and satisfaction of all of Construction Agent's obligations hereunder relating to the construction and placement into service of the Hotel, such actions to include, without limitation:

               (i) identifying and assisting with the acquisition of the Hotel;

               (ii) performing all design and supervisory functions relating to the construction, design, engineering, installation, testing and/or placement into service of the Hotel, including determining feasible construction methods, available materials and labor, and time requirements for procurement, installation and construction of materials, supplies for the Hotel;

               (iii) negotiating and entering into all contracts or arrangements (including any amendments or modifications thereto) to procure the equipment and materials necessary to construct, install, test and/or place into service the Hotel on such terms and conditions as are customary and reasonable in light of local standards and practices;

               (iv) paying, or causing to be paid, in accordance with the Construction Documents, all Hotel Costs and performing all obligations under the Construction Documents and otherwise in connection with the construction and installation of the Hotel in the manner contemplated by the Construction Documents;

               (v) determining, evaluating, accepting and validating completion of construction of the Hotel in accordance with the Construction Documents and the Operative Documents;

               (vi) enforcing performance by the Prime Contractor and of each party to each Construction Document of their respective warranties and other construction obligations with respect to the design, engineering, construction and installation of the Hotel or pursuing remedies with respect to the breach of these obligations;

               (vii) to the extent permitted under the Operative Documents, using the proceeds of any insurance maintained by Lessee to complete construction of or rebuild any portion of the Hotel suffering a Casualty;

               (viii) entering into financing arrangements to construct and install the Hotel subject to the terms and conditions set forth in the Operative Documents;

               (ix) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law, from all Governmental Authorities in connection with the development, construction, installation, testing and placement into service of the Hotel in accordance with the Plans and Specifications;

               (x) handling any Hazardous Materials in compliance with all Environmental Laws;

               (xi) functioning as the on-site representative of Lessee and, in such capacity, monitoring, testing and inspecting the progress of the construction and installation of the Hotel, reviewing all invoices and all costs and expenses relating to the Hotel;

               (xii) giving all notices and providing all certificates and other information required to be given by Lessee under the Lease;

               (xiii) maintaining all books and records with respect to the design, engineering, identification, acquisition, construction, installation, testing, placement into service, operation and management of the Hotel; and

               (xiv) performing any other acts necessary in connection with the design, engineering, identification, acquisition, construction, installation, testing, placement into service and development of the Hotel.

         (b) Subject to the terms and conditions of this Construction Agency Agreement and the other Operative Documents, Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction and installation of the Hotel.

          (c) Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the other Operative Documents, at any time during the term hereof revise, amend or modify the Plans and Specifications without the consent of Trustee; provided, however, that Trustee's prior written consent will be required if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revisions, amendment or modification to any of the Plans and Specifications, would be to reduce the Fair Market Sales Value of the Hotel in any material respect when completed, or to have a material adverse effect on the economic life and utility of the Hotel as built and installed in accordance with the original Plans and Specifications.

     SECTION 2.5. No Construction Agency Fee. All obligations, duties and requirements imposed upon or allocated to Construction Agent shall be performed by Construction Agent at Construction Agent's sole cost and expense, and Construction Agent will not be entitled to, and Trustee shall have no obligation to pay, any agency fee or other fee or compensation, and Construction Agent shall not be entitled to, and neither Trustee nor any other Person shall have any obligation to make or pay, any reimbursement therefor, it being understood that this Construction Agency Agreement is being entered into as consideration for and as an inducement to Trustee to enter into the Lease and the other Operative Documents.

     SECTION 2.6. Delegation; Construction Documents. Trustee acknowledges that Construction Agent has previously entered into the Construction Documents and that Construction Agent will cause substantially all of its obligations hereunder to be performed by the Prime Contractor pursuant to the Construction Documents. Construction Agent may from time to time also enter into other agreements with third parties as Construction Agent deems necessary or desirable in order to cause the Hotel to be constructed and installed pursuant to this Construction Agency Agreement. If for any reason the Prime Contractor under the Construction Documents or any other third party under any other such agreement defaults or fails to perform or otherwise complete construction of the Hotel in accordance with the time schedule set forth in the Construction Documents and in conformance with the Plans and Specifications, Construction Agent shall remain liable hereunder and shall be fully responsible for completion and installation of the Hotel in accordance with the Plans and Specifications by not later than the Construction Termination Date. The Primary Construction Contract and the Architect's Agreement shall provide that the Primary Contractor and the Architect will look solely to Construction Agent for performance under such agreements, and in the event of default or failure to perform by Construction Agent, none of Trustee, Agent or any Lender will have any liability under any such agreements.


                                ARTICLE III

                      COVENANTS OF CONSTRUCTION AGENT

     SECTION 3.1. Completion of Construction. Construction Agent shall, unconditionally and for the benefit of Trustee and the Lenders, cause the Completion Date to occur on or before the Construction Termination Date. Construction Agent's obligations shall not be limited or reduced by virtue of any failure of Trustee to provide any funds (or any lack of funds of Construction Agent), except if such failure constitutes (or such lack of funds is caused by the failure of Trustee to provide any funds to Construction Agent, or of the Lenders to provide any funds to Trustee, which failure in either case constitutes) a breach of Trustee's or any Lender's obligations under the Participation Agreement after all conditions to such funding are duly and timely satisfied.

     SECTION 3.2. Costs. If, for any reason, the aggregate cost to complete the design, engineering, identification, acquisition, construction, installation, testing and placement into service of the Hotel exceeds the Fair Market Sales Value determined pursuant to the Appraisal delivered pursuant to Section 3.3(i) of the Participation Agreement, then all such costs in excess of such amount shall be borne by Construction Agent from its own funds. Construction Agent's obligation under this Section 3.2 shall be absolute and unconditional, notwithstanding any excess of the cost of construction of the Hotel over the Fair Market Sales Value thereof, the payment of which excess shall be the recourse obligation of Construction Agent.

     SECTION 3.3. Casualty; Non-Casualty Loss.

          (a) If, at any time before the Completion Date, there occurs a Casualty in respect of the Hotel, then, Construction Agent shall give prompt notice thereof (including the date of such occurrence) to Trustee and the Lenders and will either (i) purchase the Hotel as is existing at the time of such Casualty or (ii) promptly repair or replace the portions of the Hotel suffering the Casualty, and promptly and diligently continue to complete the design, engineering, identification, acquisition, construction, installation, testing and placement into service of the Hotel in accordance with the Construction Documents, the Plans and Specifications and the terms hereof, and shall cause the Completion Date to occur on or before the Construction Termination Date. If Construction Agent does not notify Trustee within 30 days of the Casualty that it elects to purchase the Hotel, then it will be deemed to have elected to repair or replace the portions of the Hotel suffering the Casualty. If Construction Agent elects to purchase the Hotel, it must pay the purchase price thereof to Trustee not later than 45 days after the Casualty. The purchase price for the Hotel shall be the amount of the then outstanding applicable Lease Supplement Balance relating to the Hotel, plus an amount equal to the accrued but unpaid interest on the Notes and all other amounts then due and payable under the Lease and the Notes. If Construction Agent elects to repair or replace the Hotel, Construction Agent shall be entitled to reimbursement for amounts expended in connection therewith from the Casualty Recoveries, which proceeds shall be paid to Construction Agent (x) first by Lessee in accordance with Section 9.1(f) of the Lease and (y) after the proceeds received pursuant to clause (x) have been used in accordance with this
     Section 3.3(a), by Trustee, which shall promptly remit Casualty Recoveries held by it to Construction Agent upon delivery by Construction Agent to Trustee of written request for such reimbursement; provided, however, that
     (1) if Construction Agent elects to purchase the Hotel, all Casualty Recoveries received by Trustee shall be immediately applied by Trustee in reduction of the purchase price payable hereunder upon written notice of such election and (2) if not already received by Trustee and an Event of Default has occurred and is continuing, Trustee may retain such proceeds as cash collateral (without releasing Construction Agent from its obligation under this Section 3.3(a) to purchase, or to repair or replace, the Hotel).

          (b) If at any time before the Completion Date the Hotel or individual component thereof suffers any Non-Casualty Loss, Construction Agent shall
     (i) give prompt written notice of such occurrence and the date thereof to Trustee and (ii) repair or replace the Hotel or component, as the case may be. Construction Agent shall be entitled to reimbursement for amounts expended to repair or replace the Hotel or component, as the case may be, from Non-Casualty Recoveries, which proceeds shall be paid to Construction Agent (x) first by Lessee in accordance with Section 9.2(c) of the Lease and (y) after the proceeds received pursuant to clause (x) have been used in accordance with this Section 3.3(b), by Trustee, which shall promptly remit Non-Casualty Recoveries held by it to Construction Agent upon delivery by Construction Agent to Trustee of written request for such reimbursement; provided, however, that if an Event of Default has occurred and is continuing, Trustee may retain such proceeds as cash collateral (without releasing Construction Agent from its obligation under this Section 3.3(b) to repair or replace the Hotel or individual component thereof).

     SECTION 3.4. Construction Documents. Construction Agent has entered into the Construction Documents before the date hereof. Construction Agent shall deliver to Trustee certified copies of the Construction Documents in which it has a total payment obligation in excess of $1,000,000 ("Primary Construction Contracts") promptly upon execution thereof. Without limiting Construction Agent's obligations under Sections 3.1 and Section 3.7(a), Construction Agent may, without the consent of Trustee, enter into any amendment, modification or supplement to any such Primary Construction Contract.

     SECTION 3.5. Construction Documents; Security Agreement and Collateral Assignment of Primary Construction Contract. Subject to Section 3.4, Construction Agent may perform any of its duties under this Construction Agency Agreement by or through agents, contractors, employees or attorneys-in-fact, and Construction Agent shall enter into such Construction Documents as Construction Agent deems necessary or desirable; provided, however, that no such delegation shall limit or reduce in any way Construction Agent's duties and obligations under this Construction Agency Agreement. Contemporaneously with the execution and delivery of this Construction Agency Agreement, Construction Agent will execute and deliver to Trustee the Security Agreement and Collateral Assignment of Primary Construction Contracts in the form of Exhibit A, pursuant to which Construction Agent shall assign to Trustee, among other things, all of Construction Agent's rights under and interest in the Primary Construction Contracts. Construction Agent agrees that each of the Prime Construction Contract and the Architect's Agreement contains an Acknowledgment of and Consent to Security Agreement and Assignment, executed by the contractor party to such agreement. Such acknowledgment and consent shall be in substantially the form of Exhibit B or otherwise acceptable to Trustee.

     SECTION 3.6. Environmental Matters. During the Construction Period, Construction Agent shall (i) conduct its activities hereunder in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Material in compliance with all applicable Environmental Laws, except where such noncompliance or failure to obtain authorizations is not reasonably likely to have a Material Adverse Effect with respect to Trustee; (ii) as soon as possible and in any event within ten days after the occurrence of any violation or alleged violation of an Environmental Law the violation or alleged violation of which could result in (x) Trustee or any Lender being exposed to criminal sanctions or civil penalties, (y) remedial costs in excess of $2,000,000 or (z) loss of perfected first priority security status of the Lien granted to Trustee for the benefit of the Lenders by Lessee pursuant to the Lease, provide to Trustee and each Lender a statement of an authorized officer setting forth the details of such violation or alleged violation and the action which Construction Agent proposes to take with respect thereto; (iii) promptly cure and have dismissed with prejudice to the satisfaction of the Required Lenders any actions and proceedings described in clause (ii) above; provided, however, that Construction Agent may contest any such actions and proceedings pursuant to a Permitted Contest; and (iv) provide such information and certifications which Trustee or any Lender may reasonably request from time to time to evidence compliance with this Section 3.6.

     SECTION 3.7. Other Covenants of Construction Agent. Construction Agent hereby covenants and agrees that it will:

          (a) cause the design, engineering, identification, acquisition, construction, installation, testing and placement into service of the Hotel to be prosecuted diligently in accordance in all material respects with the Plans and Specifications, all Applicable Laws, the terms and conditions of any insurance policy required by the Lease to be maintained by Lessee and good engineering, construction and other applicable industry standards, and perform all of the duties and obligations of the owner or purchaser, as appropriate, under the Construction Documents;

          (b) cause all Liens on the Hotel or the Hotel Site, other than Permitted Liens, to be promptly discharged;

          (c) at all times during the construction, installation, testing and placement into service of the Hotel, cause all record title to the Hotel to be and remain vested in Trustee as collateral security; and

          (d) furnish, upon request of Trustee, copies of any invoices relating to the Hotel.


                                ARTICLE IV

                             PAYMENT OF FUNDS

     SECTION 4.1. Funding of Hotel Costs. Any Advance made to Trustee to pay Hotel Costs shall be made available to Construction Agent in accordance with the Advance Request relating thereto and the terms of the Participation Agreement, and Construction Agent will cause all such proceeds to be used only to pay Hotel Costs. If, for any reason, the aggregate cost to complete construction of the Hotel, including any amounts payable to Prime Contractor under the Construction Documents, exceeds the sum of the then available Commitments allocable to the Hotel under Section 2.2 of the Participation Agreement, then all such costs in excess of such available Commitments including any value added tax, sales tax, purchase tax or other similar taxes or duties, if any, shall be borne by Construction Agent from its own funds. Any accrued interest that is due and payable during the Construction Period and which is not paid by Lessee pursuant to Section 3.1(a) of the Lease shall be paid by Construction Agent on behalf of Trustee to the Agent for distribution pursuant to the terms of the Loan Agreement.


                                ARTICLE V

                   CONSTRUCTION AGENCY EVENTS OF DEFAULT

     SECTION 5.1. Construction Agency Events of Default. If any one or more of the following events (each a "Construction Agency Event of Default") shall occur:

          (a) Construction Agent uses funds advanced by Trustee to Construction Agent for Hotel Costs for purposes not permitted by this Construction Agency Agreement;

          (b) the Completion Date shall fail to occur for any reason on or prior to the Construction Termination Date;

          (c) Construction Agent shall fail to observe or perform in any material respect any term, covenant or condition of this Construction Agency Agreement (except those specified in clauses (a) and (b) above), and such failure shall remain unremedied for a period of thirty (30) days after receipt of written notice thereof;

          (d)    an Event of Default exists; or

          (e) a material breach by Construction Agent shall have occurred under the Construction Contracts and such failure or breach shall remain unremedied for a period of thirty (30) days after receipt of written notice thereof;

then, in any such event, and at any time thereafter so long as the same shall be continuing, Trustee may at its option, in addition to the other rights and remedies provided for in this Article, declare this Construction Agency Agreement to be in default and, with written notice thereof to Construction Agent, immediately terminate this Construction Agency Agreement, and upon the giving of such notice, this Construction Agency Agreement shall terminate and all obligations of Trustee under this Construction Agency Agreement shall cease; provided, further, such termination shall be automatic and without notice to Construction Agent upon the occurrence of a Lease Event of Default described in
Section 10.1(g) of the Lease. Construction Agent shall pay upon demand to Trustee all costs, expenses, losses, expenditures and damages (including attorneys' fees and the fees and expenses of any construction agent thereafter appointed by Trustee from time to time) incurred by or on behalf of Trustee in connection with any Construction Agency Event of Default, and the obligations of Construction Agent under this sentence shall survive any termination of this Construction Agency Agreement. Notwithstanding the foregoing, if a Construction Agency Event of Default shall have occurred and be continuing, Trustee shall have the right to require Construction Agent to purchase the Hotel for the then outstanding applicable Lease Supplement Balance relating to the Hotel, plus an amount equal to the accrued but unpaid interest on the Notes and all other amounts then due and payable under the Lease and Notes (whereupon Trustee shall convey title to the Hotel to Lessee in accordance with Section 5.3 of the Lease). Payment by Construction Agent shall be in immediately available funds and paid to Trustee on the date of purchase.

     SECTION 5.2. Survival. The termination of this Construction Agency Agreement pursuant to Section 5.1 shall in no event relieve Construction Agent of (i) its liability and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination, or (ii) its liability under Section 5.1, including, upon request, its obligation to purchase the Hotel pursuant to Section 5.1.

     SECTION 5.3. Remedies; Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of Trustee, any right, remedy, power or privilege under this Construction Agency Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Construction Agency Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Construction Agency Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or any other rights, remedies, powers or privileges which the Trustee, the Agent or the Lenders may have under any other Operative Document.


                                ARTICLE VI

                               MISCELLANEOUS

     SECTION 6.1. Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 9.3 of the Participation Agreement.

     SECTION 6.2. Successors and Assigns. The terms and provisions of this Construction Agency Agreement, and the respective rights and obligations hereunder of Trustee, Construction Agent, Agent and the Lenders shall be binding upon them and their respective successors, legal representatives and assigns (including, in the case of Trustee, any Person to whom Trustee may transfer the Hotel or any interest therein in accordance with the provisions of the Operative Documents), and inure to their benefit and the benefit of their respective permitted successors, legal representatives and assigns. Construction Agent shall not assign any of its rights or, except as permitted by Section 2.6, delegate any of its duties or obligations under this Construction Agency Agreement without the prior written consent of Trustee, which consent may be granted or withheld in Trustee's reasonable discretion.

     SECTION 6.3. GOVERNING LAW. THIS CONSTRUCTION AGENCY AGREEMENT HAS BEEN DELIVERED IN NEW YORK, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, INCLUDING ARTICLE 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAWS AND CONFLICTS OF LAWS RULES OF SUCH STATE, EXCEPT TO THE EXTENT THAT THE EXERCISE OF CERTAIN RIGHTS OR REMEDIES HEREUNDER OR UNDER THE OTHER OPERATIVE DOCUMENTS MAY REQUIRE COMPLIANCE WITH GAMING LAWS.

     SECTION 6.4. Amendments and Waivers. Subject to the restrictions set forth in the Participation Agreement, Trustee and Construction Agent may from time to time enter into written amendments, supplements or modifications hereto.

     SECTION 6.5. Counterparts. This Construction Agency Agreement may be executed on any number of separate counterparts, and by different parties on different counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 6.6. Severability. Any provision of this Construction Agency Agreement prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 6.7. Headings and Table of Contents. The headings and table of contents contained in this Construction Agency Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 6.8. Limitations of Recourse. In addition to the limitations on liability, indemnities and other rights provided to the Bank and Trustee under the Operative Documents, the parties hereto agree that the Bank shall have no personal liability whatsoever to Construction Agent or its successors and assigns for any claim based on or in respect of this Construction Agency Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that the Bank shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity in Section 4.3 of the Participation Agreement or from the failure of the Bank to perform its covenants and agreements set forth in Section 6.1(a) of the Participation Agreement, or
(c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as Trustee as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso:
(i) the Bank shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of the Bank to Construction Agent are solely nonrecourse obligations (with liability payable solely out of the Trust Estate) except to the extent that it has received payment from others; (iii) all such personal liability of the Bank is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Bank; and (iv) this Construction Agency Agreement is executed and delivered by the Bank solely in the exercise of the powers expressly conferred upon it as Trustee under the Trust Agreement.

     SECTION 6.9. Knowledge of Trustee and Bank. For all purposes of this Construction Agency Agreement and the other Operative Documents, in the absence of actual knowledge of an officer in the Corporate Trust Department of Bank, Trustee and the Bank shall not be deemed to have knowledge of any Construction Agency Event of Default unless Trustee or the Bank receives written notice thereof given by or on behalf of a Lender, Construction Agent or Lessee.

                         [Signature pages follow]




     IN WITNESS WHEREOF, the parties hereto have caused this Construction Agency Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

  BL DEVELOPMENT CORP.


  By:   /s/ TIMOTHY J. COPE
  Name: Timothy J. Cope
  Title: Chief Financial Officer






  HANCOCK BANK,
  not in its individual capacity,
  except as expressly set forth
  herein, but solely as Trustee


  By: /s/ C. H. GIBBONS
  Name: C. H. Gibbons
  Title: Vice President & Trust Officer




                                                     [EXHIBIT A
                                                          TO
                                             CONSTRUCTION AGENCY AGREEMENT]


                                 [Form of]
                          Security Agreement and
              Collateral Assignment of Construction Documents

          FOR VALUE RECEIVED, and to secure the performance by BL DEVELOPMENT CORP., a Minnesota corporation (hereinafter referred to as "Assignor"), of all of its obligations under that certain Construction Agency Agreement dated as of May 10, 1996 (as the same may be amended, modified or restated from time to time, and together with all substitutions therefor and replacements thereof, the "Agreement") between Construction Agent and Hancock Bank, not in its individual capacity but solely as Trustee ("Secured Party"), and under the other Operative Documents, Assignor does hereby assign and grant a security interest in and Lien upon, to Secured Party and its successors and assigns, all of Assignor's right, title and interest in and to the following, now or hereafter existing (referred to collectively herein as the "Construction Agency Collateral"):

               (i) all engineering, procurement and construction contracts relating to the design, engineering, identification, acquisition, construction, installation, testing and placement into service of the Hotel, as each such agreement may heretofore or hereafter be entered into, supplemented, modified or amended from time to time (collectively, the "Construction Contracts");

               (ii) all plans, specifications and drawings of any and every kind heretofore or hereafter prepared for use in connection with the design, engineering, identification, acquisition, construction, installation, testing and/or placement into service of the Hotel, and any supplements, amendments or modifications thereto (collectively, the "Plans");

               (iii) all building and other permits, licenses and government approvals which are necessary or useful to the commencement and completion of the design, engineering, identification, acquisition, construction, installation, testing and/or placement into service of the Hotel, or otherwise relate thereto, heretofore or hereafter obtained or applied for by or on behalf of Assignor or any architects, engineers or contractors working on any aspect thereof, and any deposits made in connection therewith (collectively, the "Permits"); and

               (iv)  all proceeds of any of the foregoing;

provided, however, that Secured Party shall have no obligation or liability of any kind under or with respect to the Construction Contracts, the Permits, the Plans or the other Construction Agency Collateral, either before or after its exercise of any rights hereby granted to it, and Assignor agrees to save and hold Secured Party harmless of and from, and to indemnify it against, any and all such obligations and liabilities, contingent or otherwise.

          All capitalized but undefined terms used herein shall have the same respective meanings as in Appendix 1 to the Participation Agreement (as defined in the Construction Agency Agreement).

          This Security Agreement and Collateral Assignment of Construction Documents shall inure to the benefit of the Secured Party and its successors and assigns, and shall be binding upon the Assignor and its successors and assigns, and shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due the Secured Party from the Assignor under or with respect to the Construction Agency Agreement or any of the other Operative Documents, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred (collectively, the "Liabilities"), have been fully paid, performed and satisfied, at which time this Security Agreement and Collateral Assignment of Construction Documents will terminate. Secured Party will not exercise any of its rights hereunder until a Construction Agency Event of Default occurs.

          For purposes of completing the design, engineering, identification, acquisition, construction, installation, testing and/or placement into service of the Hotel after a Construction Agency Event of Default shall have occurred, the Secured Party may, at its option, further assign its right, title and interest in the Construction Agency Collateral without the consent of Assignor, any contractor or any other Person.

          This Security Agreement and Collateral Assignment of Construction Documents is a present security interest and collateral assignment; provided, however, that the Secured Party shall not have the right to undertake completion of the design, engineering, identification, acquisition, construction, installation, testing and/or placement into service of the Hotel or directly to enforce the provisions of any Construction Contract until a Construction Agency Event of Default has occurred and is continuing; provided, further, that in such event, the Secured Party shall have the right, but not the obligation, to undertake the same. During the continuance of any such Construction Agency Event of Default, the Secured Party may (but shall not be required to), without affecting any other right or remedy available to it, exercise its rights under this Security Agreement and Collateral Assignment of Construction Documents as provided herein in any manner permitted by law. If any notice to Assignor is required by law, such notice shall be deemed commercially reasonable if given at least 10 days prior to the date of intended action.

          Assignor represents and warrants that its principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, are each located at 13705 First Avenue North; Plymouth, Minnesota 55441.

          Assignor represents and warrants that upon the filing of an appropriate UCC financing statement with the Secretary of State of Mississippi and Minnesota, in the office of the Chancery Clerk of Tunica County, Mississippi, the Secured Party will have an enforceable, perfected first priority security interest of record in the Construction Agency Collateral as against all Persons, including Assignor and its creditors.

          Assignor, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be reasonably requested by the Secured Party in order to establish, preserve, protect and perfect the first and prior Lien of the Secured Party to the Construction Agency Collateral.

          This Security Agreement and Collateral Assignment of Construction Documents may be effectively waived, modified, amended or terminated only by a written instrument executed by the Secured Party. Any waiver by the Secured Party shall be effective only with respect to the specific instance described therein. Delay or course of conduct shall not constitute a waiver of any right or remedy of the Secured Party.

          THIS SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF CONSTRUCTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE PROVIDED THAT MATTERS RELATING TO PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ARTICLE 9-103-(1)(b) OF THE UCC.


          IN WITNESS WHEREOF, Assignor has caused this Security Agreement and Collateral Assignment of Construction Documents to be executed by its duly authorized officer as of this _____ day of __________________, 1996.


                              BL DEVELOPMENT CORP.,
                              as Assignor


                              By:   /s/ TIMOTHY J. COPE
                              Name: Timothy J. Cope
                             Title: Chief Financial Officer





                                                      [EXHIBIT B
                                                         TO
                                             CONSTRUCTION AGENCY AGREEMENT]


                                 [Form of]
                     Acknowledgment of and Consent to
                          Security Agreement and
          Collateral Assignment of Primary Construction Contract


          ____________________________ (the "Company") hereby:

               (a) acknowledges and consents to the assignment by BL Development Corp. ("Assignor") to [Name of Trust] ("Assignee") of all of Assignor's right, title and interest in, to and under the _____________ Agreement dated ________, 19__ (the "Assigned
          Agreement") between Assignor and Company pursuant to the Security Agreement and Collateral Assignment of Construction Documents dated as of ___, ____________1996 (as amended or otherwise modified from time to time, the "Security Agreement") from Assignor to Assignee;

               (b) confirms that the Company has reviewed the Security Agreement and this instrument and does not object to the terms thereof;

               (c) agrees that Assignee may, without affecting any other right or remedy available to it, exercise its rights under the Security Agreement and the Assigned Agreement as provided in the Security Agreement or in any manner permitted by law and further agrees that it will not exercise any right it may have under the Assigned Agreement to cancel, suspend or terminate the Assigned Agreement without first giving the Secured Party notice of any default of Assignor thereunder and the opportunity to cure any such monetary default (which cure period shall be the cure period in the Assigned Agreement, but in any event at least 60 days), or if such default is non-monetary, to rectify to the Company's reasonable satisfaction the effect upon the Company of any such non-monetary default by Assignor;

               (d)  agrees not to place any Lien on the Hotel; and

               (e) agrees to look solely to Construction Agent and that it shall have no recourse to Assignee with respect to any claims arising under the Construction Contract, except to the extent that Assignee has assumed in writing any obligations under the Construction Contract.

Dated:  ______________, 19___

  [NAME OF COMPANY]

                                By:_______________________________
                                Name:_____________________________
                                Title:____________________________